NOTE
December 14, 2018
FOR VALUE RECEIVED, the undersigned (each, a “Borrower” and collectively, the “Borrowers”) hereby promises to pay to BANK OF THE WEST or registered assigns (the “Lender”), in accordance with the provisions of the Agreement (as hereinafter defined), the principal amount of each Loan from time to time made by the Lender to such Borrower under that certain Fourth Amended and Restated Credit Agreement, dated as of December 14, 2018 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among LCI Industries, the Borrowers, each other Foreign Borrower party thereto, the financial institutions party thereto as lenders and JPMorgan Chase Bank, N.A., as Administrative Agent.
Each Borrower promises to pay interest on the unpaid principal amount of each Loan made to such Borrower from the date of such Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in the applicable currency in immediately available funds at the Administrative Agent’s office or at such other place as should be designated in writing for such purpose in accordance with the terms of the Agreement. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement. The Obligations of all Borrowers shall be several in nature (and not joint) and, except as set forth in the Guarantee Agreement, no Borrower shall be liable for the Loans made to any other Borrower.
This promissory note (this “Note”) is one of the promissory notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. This Note is also entitled to the benefits of the Guarantee Agreement and is secured by the Collateral. Upon the occurrence and continuation of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note may become, or may be declared to be, immediately due and payable all as provided in the Agreement. Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Loans and payments with respect thereto.
Each Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.
The terms of this Note are subject to amendment only in the manner provided in the Agreement. This Note is subject to restrictions on transfer or assignment as provided in the Agreement.

Note

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

LIPPERT COMPONENTS, INC.,

By:
Name: Brian M. Hall Title: Chief Financial Officer

730766788    Signature Page to Note (Bank of the West)

LCI INDUSTRIES C.V., REPRESENTED BY ITS SOLE GENERAL PARTNER, KINRO TEXAS INC.

By:
Name: Brian M. Hall Title: Chief Financial Officer

LCI INDUSTRIES B.V.

By:
Name: Brian M. Hall Title: Director B

730766788    Signature Page to Note (Bank of the West)

LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Borrower	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Principal Balance This Date	Notation Made By

Note